                                                                     EXHIBIT 4.5

                 REGISTRATION RIGHTS AND STANDSTILL AGREEMENT
                 --------------------------------------------

     This REGISTRATION RIGHTS AND STANDSTILL AGREEMENT is effective as of September 29, 2000 among Exide Corporation, a Delaware corporation (the "Company"), and Pacific Dunlop Holdings (USA), Inc., a Delaware corporation
 -------
("PDH").
  ---

     WHEREAS, PDH owns, as of the date hereof, Four Million (4,000,000) shares of the outstanding common stock, par value $.01 per share, of the Company (the "Common Stock"); and
-------------

     WHEREAS, PDH and the Company desire to establish certain terms and conditions concerning the disposition of securities of the Company by PDH and its Affiliates (as defined herein) after the date hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, PDH and the Company agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

     ARTICLE 1.1  Definitions.
                  -----------

     (a)  "Affiliate" has the meaning defined in Rule 12b-2 promulgated under
           ---------
the Securities Exchange Act of 1934, as amended (such Act, including the rules and regulations promulgated thereunder, the "1934 Act").
                                             --------

     (b)  "Applicable Stock" means, at any time, the (i) shares of Common Stock
           ----------------
owned by PDH and its Affiliates, plus (ii) shares of Common Stock that are issued to PDH and its Affiliates in respect of shares described in clause (i) of this Section 1.1(b) in any reclassification, share combination, share
     --------------
subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event that are owned by PDH and its Affiliates.

     (c)  "Beneficial Ownership" has the meaning defined in Rule 13d-3
           --------------------
promulgated under the 1934 Act.

     (d)  "Closing" means the date the acquisition of Pacific Dunlop GNB
           -------
Corporation by the Company is consummated.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

"Equity Security" means any (i) voting stock of the Company (other than shares
 ---------------
of voting stock not having the right to vote generally in any election of directors of the Company or any of its subsidiaries), (ii) securities of the Company convertible into or exchangeable for such stock, and (iii) options, rights and warrants issued by the Company to acquire such stock.

     (f)  "Person" means any individual, partnership, joint venture,
           ------
corporation, trust, unincorporated organization, limited liability company, or other entity or organization.

     (g)  "Subsidiary" means a corporation with respect to which PDH owns
           ----------
directly or indirectly more than 50% of the equity securities having ordinary voting power for the election of directors of such corporation.

                                  ARTICLE 2.

                              REGISTRATION RIGHTS

     ARTICLE 2.1  Demand Registration.  For purposes of this Article 2, the term
                  -------------------                        ---------
"PDH" shall include any Affiliates of PDH that may from time to time own or sell, as the case may be, shares of Common Stock.

     (a)  Demand Rights.  The Company agrees that, so long as PDH has Beneficial
          -------------
Ownership of five percent (5%) or more of the outstanding Common Stock, upon the request of PDH it will file up to two registration statements (each a "Registration Statement") with the Securities and Exchange Commission ("SEC")
 ----------------------                                                 ---
under the Securities Act of 1933, as amended (the "1933 Act") for sale in an
                                                   ---- ---
underwritten public offering the number of shares of Common Stock specified in such request (the "Registered Shares"). Notwithstanding the foregoing, the
                   -----------------
Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.1: (A) unless the request by PDH for
                                -----------
such registration covers at least two percent (2%) of the outstanding Common Stock, or (B) with respect to more than an aggregate of two (2) registrations under this Section 2.1.
           -----------

        (i)  Withdrawn Requests.  Except as otherwise provided herein, any
             ------------------
request by PDH for registration pursuant to this Section 2.1 which is
                                                 -----------
subsequently withdrawn prior to the Registration Statement becoming effective and the offering of shares thereunder having closed shall not constitute a registration for purposes of determining the number of registrations to which PDH is entitled pursuant to Section 2.1(a)(i)(B); provided, however, that PDH
                            --------------------
shall reimburse the Company for all out-of-pocket expenses incurred, including reasonable fees and expenses of the Company's attorneys, accountants and investment bankers, in connection with the preparation and filing, if filed, of such Registration Statement. Notwithstanding the foregoing, if PDH withdraws its request pursuant to this Section 2.1 because the Company's obligations were
                         -----------
suspended under Section 2.1(a)(iii), (A) the request for registration shall not
                        -----------
constitute a registration for purposes of Section 2.1(a)(i)(B) and (B) the
                                          --------------------
Company shall pay the expenses referred to in Section 2.6(a) and (b).
                                              ----------------------

        (ii)   Suspension of Company's Obligations.  The Company's obligations
               -----------------------------------
pursuant to Section 2.1 shall be suspended if:  (A) the fulfillment of such
            -----------
obligations would require the Company to make a disclosure that would, in the reasonable good faith judgment of the Company's board of directors, be detrimental to the Company and premature; (B) the Company having filed a registration statement with respect to Equity Securities to be distributed in an underwritten public offering, is advised by its lead or managing underwriter that an offering by PDH of the Registered

Shares would adversely affect the distribution of such Equity Securities; (C) the Company has closed an underwritten offering of Equity Securities; or (D) the board of directors of the Company shall determine in good faith that such an offering will interfere with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company and the Company shall have furnished to PDH an officers' certificate to that effect. Such obligations shall be reinstated, unless PDH shall have given the Company notice of withdrawal pursuant to Section 2.1(a)(ii): (x) in the case of clause
                                 -------------------
(A) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental); (y) in the case of clauses (B) and (C) above, six (6) months after the closing of the underwritten equity offering; and (z) in the case of clause (D) above, not more than one hundred eighty (180) days from the date of PDH's request under Section 2.1(a).
                                                       --------------

        (iii)  Priority in Demand Registrations.  Subject to the last sentence
               --------------------------------
of this Section 2.1(a)(iv) and to the priority allocation provisions of this
        ------------------
Section 2.1(a)(iv), if a registration requested pursuant to Section 2.1 involves
------------------                                          -----------
an underwritten offering, the Company may elect to sell securities pursuant to such registration statement. If the Company does elect to sell securities pursuant to such registration statement and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company or any Person to which PDH has consented as described in the last sentence of this
Section 2.1(a)(iv) which are not Registered Shares) exceeds the number which can
------------------
be sold in such offering without having an adverse effect on such offering as contemplated by PDH (including the price at which PDH proposes to sell such Registered Shares), then the Company will (subject to the last sentence of this
Section 2.1(a)(iv)) include in such registration:  (A) first, all of the
------------------
Registered Shares requested to be included in such registration by PDH, and (B) second that number of securities of the Company which are not Registered Shares which, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above. In the event that the number of Registered Shares requested to be included in such registration exceeds the number which, in the opinion of such managing underwriters, can be sold, the number of such Registered Shares included in such registration shall be allocated among PDH and its Affiliates as they agree. Notwithstanding anything to the contrary contained herein, neither the Company nor any other Person (other than the holders of the 1,286,000 warrants issued by the Company in connection with its debt financing on the date hereof and/or shares of common stock or other securities issued on exercise of such warrants) may include any securities in any registration pursuant to this Section 2.1 without the prior
                                                -----------
written consent of PDH.

          (iv)   Selection of Underwriters.  PDH shall have the right to
                 -------------------------
designate the managing underwriters, which shall be reasonably satisfactory to the Company, for any public offering of Registered Shares made pursuant to this
Section 2.1.
-----------

     (b)  Company Obligations.  The Company agrees to (i) use its reasonable
          -------------------
efforts to have any registration of the Registered Shares made pursuant to this
Section 2.1 declared effective as promptly as practicable after the filing of
-----------
the Registration Statement, and (ii) keep such Registration Statement effective for a period sufficient to complete the distribution of the Registered Shares. The Company further agrees to supplement or make amendments to the Registration Statement, if required by (x) the registration form utilized by the Company for such registration or by the instructions applicable to such registration form, (y) the 1933 Act or the rules and regulations thereunder or (z) PDH (or any underwriter selected by PDH) with respect to information concerning PDH or such underwriter or the plan of distribution to be utilized with respect to the Registered Shares.

     ARTICLE 2.2.  Incidental Registration.
                   -----------------------

     (a) If the Company shall at any time propose to file a registration statement under the 1933 Act for an offering of Equity Securities of the Company for cash (other than an offering relating to (i) a business combination that is to be filed on Form S-4 under the 1933 Act (or any successor form thereto) or
(ii) any employee benefit plan, including, without limitation a stock option or stock purchase plan), the Company shall provide prompt written notice of such proposal to PDH of its intention to do so and of PDH's rights under this Section
                                                                         -------
2.2 and shall include in such registration statement such number of shares of
---
Common Stock which PDH has requested the Company to register (the "Incidental
                                                                   ----------
Registered Shares"), which request shall be made to the Company within twenty
-----------------
(20) days after PDH receives notice from the Company of such proposed registration. Notwithstanding the foregoing: (A) PDH must elect to include a number of shares equal to not less than two percent (2%) of the outstanding Common Stock in the first registration statement in which PDH elects to include shares of Common Stock pursuant to this Section 2.2; (B) if, at any time after
                                        -----------
giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to PDH and, thereupon, shall be relieved of its obligation to register the Incidental Registered Shares in connection with such registration (provided, however, that the Company shall pay the expenses referred to in
Section 2.6(b) incurred in connection therewith); (C) if such registration
--------------
involves an underwritten offering, PDH must sell all Incidental Registered Shares to the underwriters selected by the Company on the same terms and conditions as those that apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary in combined primary and secondary offerings; and (D) if the Company files a secondary shelf registration for resales by a holder or holders of Common Stock, then PDH may only include Incidental Registered Shares therein if it agrees to the same provisions, if any, as the Company and such holder or holders may have agreed upon regarding the suspension of sales under such registration upon the existence of circumstances similar to those described in Section 2.1(a)(iii). If
                                                         -------------------
a registration requested pursuant to this Section 2.2 involves an underwritten
                                          -----------
public offering, the Board of Directors of PDH in the exercise of their fiduciary duty may elect, in writing prior to the distribution of preliminary prospectuses in connection with such registration statement, not to register such securities in connection with such offering.

          (b)  Priority in Incidental Registrations. If a registration pursuant
               ------------------------------------
to Section 2.2 involves an underwritten offering and the managing underwriter
   -----------
advises the Company in writing that, in its opinion, the number of securities to be included in such registration including the Incidental Registered Shares exceeds the number which can be sold in such offering without having an adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then all shares otherwise to be sold by the Company, PDH, and any entitled Person desiring to register shares in such offering will be reduced in such registration or offering in proportion to the shares that the respective parties would otherwise have registered or offered. Notwithstanding the previous sentence, (i) in the first offering by PDH of Incidental Registered Shares, if such offering takes place within two years from the Closing, the Company's shares may be sold first in their entirety, even to the complete exclusion of Incidental Registered Shares, and (ii) in an offering of securities to be sold by the holders of the 1,286,000 warrants issued by the Company in connection with its debt financing on the date hereof and/or shares of common stock or other securities issued on exercise of such warrants pursuant to such holders' right to demand registration under the registration rights agreement of the Company for the benefit of such holders dated on or about the date hereof, such holders shall have priority over PDH such that any reduction in the number of securities offered shall first be made to the number of securities to be sold by PDH before any reduction in the number of securities to be sold by such holders. In the event of a cutback to PDH that would result in less than 50,000 Incidental Registered Shares being offered, PDH may elect, in its sole discretion, not to register or offer any Incidental Registered Shares in such offering. In such event, PDH will not be responsible for any expenses referred to in Section 2.6(b) in connection with
                                            --------------
such offering.

     (c)  Limitation with Respect to Incidental Registrations. If any
          ---------------------------------------------------
registration shall be made in connection with an underwritten public offering pursuant to this Section 2.2, then PDH shall not effect any public sale or
                 -----------
distribution of any Common Stock (except as part of such public offering) during the one hundred eighty (180) day period beginning on the effective date of such registration, if, and to the extent that, the managing underwriter(s) of any such offering determine(s) that such action is necessary or desirable to effect such offering; provided, that PDH has received the written notice required by
Section 2.2(a). Notwithstanding the foregoing, PDH shall not be obligated to
--------------
comply with the restrictions of this subsection as a result of an underwritten public offering subject to this Section 2.2 more than once in any twelve (12)
                                -----------
month period.

     ARTICLE 2.3.  Additional Rights. If the Company at any time grants any
                   -----------------
other holders of Equity Securities any rights to request the Company to effect the registration of any such Equity Securities on terms more favorable to such holders than the terms set forth in this Agreement, this Agreement shall be deemed amended or supplemented to the extent necessary to provide PDH such more favorable rights and benefits.

     ARTICLE 2.4.  Registration Procedures. Subject to the provisions of
                   -----------------------
Sections 2.1 and 2.2 of this Agreement, in connection with the registration of
------------     ---
shares of Common Stock hereunder, the Company shall as promptly as possible:

     (a) Furnish to PDH, prior to the filing of any registration statement or a supplement or amendment thereto, copies of such registration statement, supplement, or amendment as is proposed to be filed, and thereafter such number of copies of such registration statement, supplement, or amendment (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as

PDH may reasonably request from time to time in order to facilitate the disposition of the Registered Shares or the Incidental Registered Shares, as the case may be;

     (b) Use all reasonable efforts to register or qualify the Registered Shares or the Incidental Registered Shares, as the case may be, under such other securities or blue sky laws of such jurisdiction as PDH reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable PDH to consummate the disposition in such jurisdictions of the Registered Shares or the Incidental Registered Shares, as the case may be; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(b), or (ii) subject itself to taxation in any such
             --------------
jurisdiction;

     (c) Use all reasonable efforts to cause the Registered Shares or the Incidental Registered Shares, as the case may be, to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable PDH to consummate the disposition of such shares;

     (d) Notify PDH, at any time when a prospectus relating to such registration is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in a registration statement or a supplement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus, supplement, or amendment so that, as thereafter delivered to the purchasers of the Registered Shares or the Incidental Registered Shares, as the case may be, such prospectus, supplement, or amendment will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (e) Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registered Shares or the Incidental Registered Shares, as the case may be;

     (f) Make available for inspection by PDH, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by PDH or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents
 ----------
and properties of the Company (collectively, the "Records") as shall be
                                                  -------
reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration; provided that (i) Records and information obtained hereunder shall be used by such persons only to exercise their due diligence responsibility and (ii) Records or information which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in a registration statement or
(y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction. PDH shall use reasonable efforts, prior to any such disclosure described in (x) above, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in a registration statement. PDH further agrees that it will, upon learning that disclosure of such Records or information is sought in a court or governmental authority, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential;

     (g) Use all reasonable efforts to obtain a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by comfort letters as PDH reasonably requests;

     (h) Otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

     (i) Use all reasonable efforts to cause all Registered Shares or Incidental Registered Shares, as the case may be to be listed on each securities exchange on which similar securities issued by the Company are listed.

     ARTICLE 2.5.  Conditions to Offerings.
                   -----------------------

     (a) The obligations of the Company to take the actions contemplated by Sections 2.1 and 2.2 with respect to an offering of shares of Common Stock shall
------------     ---
be subject to the condition that PDH shall conform to all applicable requirements of the 1933 Act and the 1934 Act with respect to the offering and sale of securities and advise each underwriter, broker or dealer through which any of the Registered Shares or Incidental Registered Shares, as the case may be, are offered that such shares are part of a distribution that is subject to the prospectus delivery requirements of the 1933 Act.

     (b) The Company may require PDH to furnish to the Company such information regarding PDH or the distribution of the Registered Shares or Incidental Registered Shares, as the case may be as the Company may from time to time reasonably request in writing, in each case only as required by the 1933 Act or the rules and regulations thereunder or under state securities or blue sky laws.

     (c) PDH agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(d), PDH will
                                                --------------
forthwith discontinue disposition of Registered Shares or Incidental Registered Shares, as the case may be, pursuant to the registration covering such shares until PDH's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(d).
                --------------

     ARTICLE 2.6.  Registration Expenses.
                   ---------------------

     (a) The Company shall bear all expenses incident to a registration pursuant to Sections 2.1 and 2.2, including all fees and expenses of compliance
            ------------     ---
with federal (except as provided in Section 2.6(b) below) or state securities or
                                    --------------
blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Shares and Incidental Registered Shares), rating agency fees, printing, messenger, delivery and telephone expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company.

     (b) The Company will have no responsibility for any of the expenses of any of the holders of Registered Shares or Incidental Registered Shares incurred in connection with any registration hereunder including federal registration fees relating to the Registered Shares and Incidental Registered Shares, underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of such shares and counsel fees of such holders.

ARTICLE 2.7.  Indemnification; Contribution. The provisions of this Section 2.7
              -----------------------------                         -----------
shall apply in connection with registrations made pursuant to Sections 2.1 and
                                                              ------------
2.2.
---

     (a)  Indemnification by the Company.  The Company agrees to indemnify, to
          ------------------------------
the fullest extent permitted by law, PDH, its directors, officers, employees and agents and its Affiliates and their respective directors, officers, employees and agents against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, any amendment or supplement thereto or preliminary prospectus (each as amended and or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as such untrue statement or omission is made in reliance on and conformity with any information with respect to PDH furnished to the Company in writing by PDH expressly for use therein. In connection with an underwritten offering, the Company will indemnify each underwriter thereof, the officers and directors of such underwriter, and each Affiliate of each underwriter to the same extent as provided above with respect to the indemnification of PDH; provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by PDH.

     (b)  Indemnification by PDH.  In connection with any registration in which
          ----------------------
PDH is participating, PDH will furnish to the Company in writing such information and affidavits with respect to PDH as the Company reasonably requests for use in connection with any such registration statement, prospectus, or preliminary prospectus and agrees to indemnify the Company, its directors, its officers who sign any registration statement, and its Affiliates to the same extent as the foregoing indemnity from the Company to PDH, but only with respect to information relating to PDH furnished to the Company in writing by PDH expressly for use in any registration statement, prospectus, any amendment or supplement thereto, or any preliminary prospectus.


     (c)  Conduct of Indemnification Proceedings. In case any proceeding
          --------------------------------------
(including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.7(a) or
                                                               --------------
Section 2.7(b), such person (hereinafter called the "Indemnified Party") shall
--------------                                       -----------------
promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Party") in writing and the Indemnifying
                         ------------------
Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment against the Indemnified Party, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     (d)  Contribution. If the indemnification provided for in this Section 2.7
          ------------                                              -----------
from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to in this Section
                                                                         -------
2.7, then the Indemnifying Party, in lieu of indemnifying such Indemnified
---
Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.7(c), any legal or other fees or expenses reasonably incurred
         --------------
by such party in connection with any investigation or proceeding.

          (i) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata
                                 --------------
allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (ii) If indemnification is available under this Section 2.7, the
                                                          -----------
Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Sections 2.7(a) and 2.7(b) without regard to the relative fault of
            ---------------     ------
said Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 2.7(d).
                                   --------------

     ARTICLE 2.8. Rule 144. The Company covenants that it will file the reports
                  --------
required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and it will take such further action as PDH may reasonably request, all to the extent required from time to time to enable PDH to sell shares of Common Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of PDH, the Company will deliver to PDH a written statement as to whether it has complied with such requirements.

                                  ARTICLE 3.

                             STANDSTILL PROVISIONS


     ARTICLE 3.1  Application. For purposes of this Article 3, the term "PDH"
                  -----------                       ---------
shall include Subsidiaries of PDH.

     ARTICLE 3.2  Voting Obligations. From and after the Closing until the third
                  ------------------
anniversary of the Closing, PDH shall (i) attend in person or cause the Applicable Stock to be present by proxy at Company meetings of stockholders, and
(ii) vote the Applicable Stock in the same proportion as all other Common Stock voted on the matter; provided, however, that the foregoing shall not restrict PDH's right to vote any Applicable Stock directly or indirectly owned by PDH or its Affiliates against the removal of any PDH designee to the Company's Board of Directors.

     ARTICLE 3.3  Limitation on Actions. From and after the Closing and until
                  ---------------------
the third anniversary of the Closing, PDH will not, without the consent of the
Company:

          (a) Acquire or publicly state that it wishes to acquire or offer or agree to acquire, directly or indirectly, Beneficial Ownership of any Equity Security or any right to acquire an Equity Security, except that any underlying change in Applicable Stock as described in Section 1.1(b)(ii)
                                                           ------------------
     shall not be considered a violation of this Section 3.3(a);
                                                 --------------

          (b) Solicit, or assist or encourage any Person to solicit consents or proxies to vote Equity Securities or otherwise seek to advise, assist, encourage or influence the voting of Equity Securities or proposals by shareholders of the Company, except that PDH's voting of the Applicable Shares in accordance with the provisions of Section 3.2 hereof shall not be
                                                 -----------
     considered a violation of this Section 3.3(b);
                                    --------------

          (c) Make proposals to Company directors, officers, employees or authorized representatives or publicly regarding any business combination, change in control, recapitalization or other extraordinary transaction involving the Company or propose any amendment of the Company's charter or bylaws or encourage or assist any Person to do so;

          (d) Form or otherwise become a member of a "group" (as described in Rule 13d-5(b)(1) under the 1934 Act) with respect to Equity Securities other than a "group" among PDH and its Affiliates;

          (e) Otherwise act, alone or in concert with any other Person (other than the management of the Company in a manner approved by the Company's Board of Directors) to seek to exercise any control or to influence the exercise of control over the management, Board of Directors, or policies, affairs or actions of the Company, subject to PDH's right to vote Applicable Stock directly or indirectly owned by it or its Affiliates in its discretion (as limited by Section 3.2 hereof);
                                   -----------

          (f) Take any action that might require the Company to make a public announcement of the items contained in Sections 3.3(a)-(e), or
                                            -------------------

          (g) Publicly disclose any intentions inconsistent with the items contained in Sections 3.3(a)-(e).
                  --------------------

     The foregoing will not be deemed to have been breached by any representative of PDH or its Affiliates solely by performing his/her duties as a member of the Board of Directors of the Company.

     ARTICLE 3.4.  Restrictions on Transfer. Except for transfers described in
                   ------------------------
Section 3.5, from and after the Closing and until the third anniversary of the
-----------
Closing, PDH will not directly or indirectly dispose of all, or any portion of, the Applicable Stock without the Company's prior written consent, except that PDH may dispose of all, or any portion of, the Applicable Stock:

     (a)  in an underwritten registered public offering;

     (b) pursuant to a tender or exchange offer approved by the Board of Directors of the Company; or

     (c) to any Person who after the acquisition of the shares would have Beneficial Ownership of less than 5% of the Common Stock ("Section 3.4(c)
                                                          ---------------
Person"), provided that PDH shall first offer to sell the Applicable Stock to the Company. With respect to a proposed disposition of all, or a portion of, the Applicable Stock under this Section 3.4(c), if the Company wishes to purchase
                            --------------
the Applicable Stock proposed to be sold by PDH, the Company must notify PDH that it wishes to purchase the subject Applicable Stock from PDH on the same terms and conditions as the proposed buyer within ten (10) business days of receipt of PDH's offer to the Company and purchase the stock within twenty (20) business days of receipt of the offer notice from PDH. If the Company does not purchase all of the Applicable Stock proposed to be sold to the proposed buyer within said period, PDH may sell such Applicable Stock to the proposed buyer within six (6) months on the same terms and conditions as originally proposed.

     ARTICLE 3.5.  Permitted Transfers. At any time and from time to time, PDH
                   -------------------
may transfer or sell Applicable Stock in whole or in part (a) to an Affiliate, or (b) pursuant to Rule 144 under the 1933 Act or any similar rule or regulation hereafter adopted by the SEC. In the event of a transfer or sale to an Affiliate, PDH may also transfer or assign its rights under this Agreement as long as the Affiliate agrees to be bound by the terms of this Agreement. Such transfer or assignment by PDH to an Affiliate will not require the consent of the Company.

                                  ARTICLE 4.

                                 MISCELLANEOUS

     ARTICLE 4.1  No Inconsistent Actions or Agreements. The Company will not
                  -------------------------------------
hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to PDH in this Agreement. The Company agrees not to take any action which could impede or delay the exercise by PDH of any of its rights under this Agreement.

     ARTICLE 4.2.  Notices. All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                         If to the Company, to:

                         Exide Corporation
                         2901 Hubbard Road
                         Ann Arbor, Michigan 48105
                         Attention: General Counsel
                         Facsimile: 734-827-2575

                         with a copy to:

                         Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, Illinois 60601
                         Attention: Carter W. Emerson, P.C.
                         Facsimile: 312-861-2200

                         If to PDH, to:

                         Pacific Dunlop Holdings Inc.
                         6121 Lakeside Drive, Suite 200
                         Reno, Nevada 89511
                         Attention: Stephen C. Geerling
                         Facsimile: 775-824-4626

                         with a copy to:

                         Gardner, Carton & Douglas
                         321 North Clark Street
                         Chicago, Illinois 60610
                         Attention: Robert J. Wilczek
                         Facsimile: 312-644-3381

                                   and

                         Pacific Dunlop Limited
                         Level 3, 678 Victoria Street,
                         Richmond, Victoria, Australia 3121
                         Attention: Secretary
                         Telephone: 011-613-9270-7270
                         Fax: 011-613-9654-4184

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 4.2
                                                                   -----------
and a confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 4.2.
                                           -----------

     ARTICLE 4.3.  Amendments; No Waivers. Any provision of this Agreement may
                   ----------------------
be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by PDH and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     ARTICLE 4.4.  Specific Performance. The Company acknowledges and agrees
                   --------------------
that PDH's remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, in addition to any remedies at law, PDH, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available without proving that PDH's remedies at law are inadequate.

     ARTICLE 4.5.  Successors and Assigns. The provisions of this Agreement
                   ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto except as provided in Section 3.5
                                                                    -----------
and provided herein.

     ARTICLE 4.6.  Governing Law. This Agreement shall be construed in
                   -------------
accordance with and governed by the law of the State of Delaware.

     ARTICLE 4.7.  Counterparts. This Agreement may be signed in any number of
                   ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        EXIDE CORPORATION


                                        By: /s/ David H. Kelly
                                           -------------------------------------
                                        Name: David H. Kelly
                                             -----------------------------------
                                        Title: Vice President and Treasurer
                                              ----------------------------------


                                        PACIFIC DUNLOP HOLDINGS (USA) INC.


                                        By: /s/ Martin Hudson
                                           -------------------------------------
                                        Name: Martin Hudson
                                             -----------------------------------
                                        Title: Attorney-in-Fact
                                              ----------------------------------